As filed with the Securities and Exchange Commission on July 24, 2000.

                                                 Registration No. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                 FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933

                     CHECKERS DRIVE-IN RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)


     DELAWARE                                                  58-1654960
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)



                        14255 49TH STREET NORTH, BUILDING I
                            CLEARWATER, FLORIDA 33762
                                  (727) 519-2000
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                        CHECKERS DRIVE-IN RESTAURANTS, INC.
                           1994 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS
                             1991 STOCK OPTION PLAN
                           EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plan)


                             Andrew D. Simons, Esq.
                     Checkers Drive-In Restaurants, Inc.
                     14255 49th Street North, Building I
                           Clearwater, Florida 33762
                                (727) 519-2000
                   (Name, Address and Telephone number of
                               Agent for Service)



                        CALCULATION OF REGISTRATION FEE
===============================================================================================================
Title of securities                 Amount to be      Proposed maximum     Proposed maximum        Amount of
to be registered(2)                  Registered          offering              aggregate       registration fee
                                                       price per share      offering price
---------------------------------------------------------------------------------------------------------------
Common Shares $.001 Par Value       3,033,608 shares      $3.953125(1)       $11,992,232(1)        $3,165.94
===============================================================================================================

____________________

(1) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h). Pursuant to Rule 457(c), the fee is calculated on the basis of the average of the high and low prices reported on the NASDAQ National Market System for the common stock on July 18, 2000.

(2) Pursuant to Rule 416, this Registration Statement shall be deemed to register an indeterminate amount of plan interests in the Employee Stock Purchase Plan.

                                 PART I

                   INFORMATION REQUIRED IN THE PROSPECTUS

     Note: The documents containing the information concerning the Checkers Drive-In Restaurants, Inc. 1991 Stock Option Plan (the "1991 Plan"), the 1994 Stock Option Plan for Non-Employee Directors (the "1994 Plan") and the Checkers Drive-In Restaurants, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") required by Item 1 of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and the statement of availability of the registrant information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Securities Act Rule
428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents, all of which have previously been filed by the Company with the Commission:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2000, as filed on April 3, 2000, as amended by the Form 10-K/A filed on May 2, 2000.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 2000, as filed on May 11, 2000.

     3. The description of securities to be registered contained in the Registration Statement filed with the Commission on the Company's Form 8-A under the Exchange Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable. The class of securities to be offered under this Registration Statement is registered under Section 13 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The Company's Senior Vice President, Secretary and General Counsel, Andrew D. Simons, Esq., is giving the Company an opinion upon the legality of the issuance of the shares of Common Stock being offered hereby.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation (the "Articles") provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of laws; (iii) for liability under the Delaware Business Corporation Act (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. The Company's by-laws provide that the Company shall indemnify each director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the Delaware Business Corporation Act.

     The Company has entered into indemnification agreements (the "Indemnification Agreements") with all of its directors and certain of its officers. Similar Indemnification Agreements may from time to time be entered into with additional officers of the Company or certain other employees or agents of the Company. At present, there is no material pending litigation nor proceeding involving a director, officer, employee or agent of the Company where indemnification is required or permitted, nor is the Company aware of any threatened litigation or proceeding that may result in a claim for such indemnification. The Company is also empowered under its Articles to purchase and maintain insurance or furnish similar protection on behalf of any person who it is required or permitted to indemnify and the Company has acquired such insurance in connection with each individuals that the Company believes is warranted.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expense incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expresse

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER EXHIBIT DESCRIPTION

3.1 Restated Certificate of Incorporation of Checkers Drive-In Restaurants, Inc. (previously filed with the Commission as Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed on September 26, 1999, File No. 33-42996).*

3.2 Certificate of Amendment to Certificate of Incorporation of the Company dated August 9, 1999 (previously filed as Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2000).*

3.3  By-Laws of Checkers Drive-In Restaurants, Inc. (previously filed as
     Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995).*

4.1 Checkers Drive-In Restaurants, Inc. 1991 Stock Option Plan, as amended on May 16, 1994 (previously filed as Exhibit 4 to the Company's Registration Statement on Form S-8 filed on June 15, 1994).*

4.2  1994 Stock Option Plan for Non-Employee Directors (previously filed as
     Exhibit 10.32 to the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1995).*

4.3 Checkers Drive-In Restaurants, Inc. Employee Stock Purchase Plan. (previously filed as Exhibit 10.18 to Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2000).*

5.1 Opinion of Andrew D. Simons, Esq., as to the legality of the securities being registered.

23.1 The consent of Andrew D. Simons, Esq. to the use of his opinion as an Exhibit to this Registration Statement is included in his opinion filed herewith as Exhibit 5.1.

23.2 Consent of KPMG, LLP, independent certified public accountants.

23.3 Consent of Arthur Andersen, LLP, independent certified public accountants.

24.1 Powers of Attorney

__________________

*Document has been filed with the Commission and is incorporated by reference.

ITEM 9.  UNDERTAKINGS.

     1.  The Company hereby undertakes:

         (a) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the formation set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. The undersigned Company hereby undertakes to deliver or cause to be delivered with the Prospectus to each eligible employee or director to whom the Prospectus for the 1991 Plan, the 1994 Plan or the Stock Purchase Plan is sent or given, a copy of the Company's Annual Report to Stockholders for its last fiscal year, unless such individual otherwise has received a copy of such Annual Report, in which case the Company shall state in the Prospectus that it will promptly furnish, without charge, a copy of such Annual Report on written request of the individual. If the last fiscal year of the Company has ended within 120 days prior to the use of the Prospectus, the Annual Report of the Company for the preceding fiscal year may be so delivered, but within such 120 day period the Annual Report for the last fiscal year will be furnished to each such individual.

     The Company also undertakes to deliver or cause to be delivered to all employees participating in the 1991 Plan and the Stock Purchase Plan who do not otherwise receive such material, copies of all reports to stockholders, proxy statements and other communications distributed to its security holders generally, such material to be sent or delivered no later than the time it is sent to security holders.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida this 14th day of July, 2000.

                                Checkers Drive-In Restaurants, Inc.

                                By: /s/ Daniel J. Dorsch
                                    ------------------------------------------
                                    Daniel J. Dorsch, Chief Executive Officer

                                By: /s/ Theodore Abajian
                                    ------------------------------------------
                                    Theodore Abajian, Chief Financial Officer
                                    (Principal Financial Officer and Principal
                                    Accounting Officer)

     Each of the undersigned officers and directors of Checkers Drive-In Restaurants, Inc., hereby constitutes and appoints Daniel J. Dorsch, Chief Executive Officer of the Company, Theodore Abajian, Chief Financial Officer of the Company and Andrew D. Simons, General Counsel of the Company, or either of them individually, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this Registration Statement on Form S-8, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, or any of them individually, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorneys shall lawful

     Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons (or by their duly authorized attorney-in-fact) in the capacities and on the dates indicated.


    Signature                             Title                                           Date
    ---------                             -----                                           ----
/s/ William P. Foley, III           Director and Chairman of the Board                   July 14, 2000
------------------------------
William P. Foley, III

/s/ Peter C. O'Hara                 Director, Vice Chairman of the Board                 July 14, 2000
------------------------------
Peter C. O'Hara

/s/ Daniel J. Dorsch                Director, Chief Executive Officer and                July 14, 2000
------------------------------      President
Daniel J. Dorsch

/s/ Theodore Abajian                Senior Vice President and Chief Financial Officer    July 14, 2000
------------------------------
Theodore Abajian

/s/ Terry N. Christensen            Director                                             July 14, 2000
------------------------------
Terry N. Christensen

/s/ Clarence V. McKee               Director                                             July 14, 2000
------------------------------
Clarence V. McKee

/s/ C. Thomas Thompson              Director                                             July 14, 2000
------------------------------
C. Thomas Thompson

/s/ Burt Sugarman                   Director                                             July 14, 2000
------------------------------
Burt Sugarman

/s/ William D. Davis                Director                                             July 14, 2000
------------------------------
William D. Davis

/s/ Andrew F. Puzder                Director                                             July 14, 2000
------------------------------
Andrew F. Puzder



/s/ David Gotterer                  Director                                             July 14, 2000
------------------------------
David Gotterer

/s/ Ronald B. Maggard               Director                                             July 14, 2000
------------------------------
Ronald B. Maggard



*By: -----------------------------------
     Andrew D. Simons, Attorney-in-Fact

                                EXHIBIT INDEX



EXHIBIT
NUMBER              EXHIBIT DESCRIPTION


3.1           Restated Certificate of Incorporation of Checkers Drive-In
              Restaurants, Inc. (previously filed with the Commission as Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed on September 26, 1999, File No. 33-42996).*

3.2 Certificate of Amendment to Certificate of Incorporation of the Company dated August 9, 1999 (previously filed as Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2000).*

3.3 By-Laws of Checkers Drive-In Restaurants, Inc. (previously filed as Exhibit 3.3 to the Company's Quarterly Report on Form
              10-Q for the quarter ended June 30, 1995).*

4.1 Checkers Drive-In Restaurants, Inc. 1991 Stock Option Plan, as amended on May 16, 1994 (previously filed as Exhibit 4 to the Company's Registration Statement on Form S-8 filed on June 15,
              1994).*

4.2 1994 Stock Option Plan for Non-Employee Directors (previously filed as Exhibit 10.32 to the Company's Annual Report on Form
              10-K for the fiscal year ended January 2, 1995).*

4.3           Checkers Drive-In Restaurants, Inc. Employee Stock Purchase
              Plan. (previously filed as Exhibit 10.18 to Company's Annual
              Report on Form 10-K for the fiscal year ended January 3, 2000).*

5.1 Opinion of Andrew D. Simons, Esq., as to the legality of the securities being registered.

23.1 The consent of Andrew D. Simons, Esq. to the use of his opinion as an Exhibit to this Registration Statement is included in his opinion filed herewith as Exhibit 5.1.

23.2          Consent of KPMG, LLP, independent certified public accountants.

23.3          Consent of Arthur Andersen, LLP, independent certified public accountants.

24.1          Powers of Attorney

__________________

*Document has been previously filed with the Commission and is incorporated herein by reference.